UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Dynamex Inc.
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DYNAMEX INC.
5429 LBJ Freeway, Suite 1000
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 8, 2008

To the Shareholders of DYNAMEX INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dynamex Inc., a Delaware corporation, will be held at the offices of the Company, 5429 LBJ Freeway, Suite 900, Dallas, TX 75240, on Tuesday, January 8, 2008, at 10:00 A.M. Central Standard Time for the following purposes:
1.	To elect five (5) directors of the Company;

2.	To approve the adoption of the Company’s 2008 Equity Compensation Plan;

3.	To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending July 31, 2008; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
     Only shareholders of record at the close of business on November 13, 2007 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.
     Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, you are requested to sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

By Order of the Board of Directors,
/s/ Wayne Kern
Wayne Kern
Secretary

Dallas, Texas
November 27, 2007

PROXY STATEMENT
ACTIONS TO BE TAKEN AT THE MEETING
PROPOSAL NO. 1
CORPORATE GOVERNANCE
PROPOSAL NO. 2
PROPOSAL NO. 3
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
OTHER MATTERS

DYNAMEX INC.
5429 LBJ Freeway, Suite 1000
Dallas, Texas 75240
PROXY STATEMENT
For
Annual Meeting of Shareholders
To be Held January 8, 2008
     This Proxy Statement is furnished to shareholders of Dynamex Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, January 8, 2008, and at any adjournments or postponements thereof.
     This Proxy Statement with the accompanying Proxy is first being mailed to shareholders on or about November 28, 2007. The Company’s Annual Report, covering the Company’s 2007 fiscal year, is enclosed herewith but does not form any part of the materials for solicitation of proxies.
ACTIONS TO BE TAKEN AT THE MEETING
     At the Annual Meeting, holders of the Company’s Common Stock (the “Common Stock”) will consider and vote (1) to elect as directors of the Company Messrs. Richard K. McClelland, Brian J. Hughes, Wayne Kern, Stephen P. Smiley and Bruce E. Ranck, (2) to approve the Company’s 2008 Equity Compensation Plan, (3) to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending July 31, 2008, and (4) to transact such other business as may properly come before the Annual Meeting.
     Only shareholders of record at the close of business on November 13, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had issued and outstanding, and entitled to vote at the Annual Meeting, 10,210,614 shares of Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting.
     The presence, either in person or by properly executed proxy, of the holders of record of a majority of the voting power entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The election as a director of each nominee set forth above requires the affirmative vote of the holders of record of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote on the election of directors at the meeting. The affirmative vote of the holders of a majority of the outstanding common stock, represented in person or by proxy, at the Annual Meeting is required to approve the proposal to ratify the selection of auditors and to approve the 2008 Equity Compensation Plan.
     The enclosed proxy may be revoked at any time before it is exercised by filing with the Corporate Secretary an instrument revoking it, by submitting a subsequently dated proxy, or by appearing at the annual meeting and voting in person. Unless revoked, a properly signed and dated proxy that is returned will be voted in accordance with the directions thereon. If no instructions are specified, the shares will be voted for the election of the nominees for director, for the approval of the 2008 Equity Compensation Plan and for the ratification of BDO Seidman, LLP as independent auditors. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.
     If a shareholder owns shares in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If a shareholder does not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”). Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. An automated system administered by the Company’s transfer agent tabulates the votes.

Abstentions and broker non-votes will be counted toward determining whether a quorum is present at the Annual Meeting but are not counted for purposes of the election of directors. In connection with the other proposals, votes submitted as abstentions on matters to be voted on at the Annual Meeting will be counted as votes against such matters. Broker non-votes will not count for or against the matters to be voted on at the Annual Meeting. At the Annual Meeting, holders of the Company’s Common Stock (the “Common Stock”) will consider and vote (1) to elect as directors of the Company Messrs. Richard K. McClelland, Brian J. Hughes, Wayne Kern, Stephen P. Smiley and Bruce E. Ranck, (2) to approve the Dynamex Inc 2008 Equity Compensation Plan, (3) to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending July 31, 2008, and (4) to transact such other business as may properly come before the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
     A brief description of each director and executive officer of the Company is provided below. All current directors of the Company are nominees for director at the Annual Meeting. Directors hold office until the next annual meeting of shareholders or until their successor is elected and qualified. All officers serve at the discretion of the Board of Directors. Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.
Directors
     Richard K. McClelland, 56, became the President, Chief Executive Officer and a director of the Company in May 1995 upon the closing of the Company’s acquisition of Dynamex Express (the ground courier division of Air Canada), where he also served as President since 1988. He was elected as Chairman of the Board of the Company in February 1996. Prior to joining Dynamex Express in 1986, Mr. McClelland held a number of advisory and management positions with the Irving Group, Purolator Courier Ltd. and Sunbury Transport Ltd., where he was engaged in the domestic and international same-day air, overnight air, and trucking businesses.
     Brian J. Hughes, 46, has served as a director of the Company since May 1995. Mr. Hughes is Sr. Vice President — Investments of GuideOne Insurance Group and has been with GuideOne since September 1992. From 1986 to 1992, Mr. Hughes served as Assistant Vice President — Investments at Boatmen’s National Bank.
     Wayne Kern, 75, has served as a director and Secretary of the Company since February 1996. Mr. Kern served as Senior Vice President and Secretary of Heritage Media Corporation from 1987 through 1997. From 1991 to 1995, Mr. Kern also served as Executive Vice President of Crown Media, Inc. From 1979 to 1991, Mr. Kern served as the Executive or Senior Vice President, General Counsel and Secretary of Heritage Communications, Inc. Mr. Kern also currently serves as a director and secretary of Da-Lite Screen Company.
     Stephen P. Smiley, 58, has served as a director of the Company since 1993 and was a Vice President of the Company from December 1995 through February 1996. Mr. Smiley joined Hunt Private Equity Group, Inc. (a private investment company) as Executive Vice President in February 1996, and was appointed President in January 1997. Mr. Smiley was President of Hoak Capital Corporation from 1991 through February 1996.
     Bruce E. Ranck, 58, has served as a director of the Company since March 2002. Mr. Ranck is a partner in Bayou City Partners, a venture capital firm. Mr. Ranck was Chairman and CEO of Tartan Textile Services, Inc. from August 1, 2003 until April 1, 2006 at which time the company was sold. From 1970 through 1999, Mr. Ranck held increasing positions of responsibility with Browning-Ferris Industries (“BFI”). In 1990 he was elected to the Board of BFI and in 1995 became Chief Executive Officer as well as President. Mr. Ranck has served on the Boards of Furon Company, Chase Bank of Texas and SITA, the largest non-North American waste services company in the world. He currently serves on the Board of Quanta Services Inc. (PWR-NYSE), a large specialty construction company serving the energy and telecommunications industries as well as several privately held companies and charitable organizations.
Executive Officers
     A brief description of each executive officer of the Company other than Mr. McClelland, President, CEO and director of the Company, is provided below.
     Maurice Levy, 50, was elected Vice President and Chief Operating Officer in July 2007. Mr. Levy previously served as Senior Vice President of Charter for Executive Jet Management, a NetJets and Berkshire

Hathaway Company. Prior to that, he was Senior Vice President, Sales and Marketing for Magnatrax Corporation. Previous to that he held various positions of increasing responsibility with Purolator Courier Limited and Federal Express Corporation.
     Ray E. Schmitz, 61, was elected Vice President and Chief Financial Officer in March 2002. Mr. Schmitz joined the Company and was elected Vice President — Controller in January 1999. Prior to joining the Company, Mr. Schmitz was Vice President — Controller of EEX Corporation from 1997 to 1999. Previous to that, he was Assistant Controller of ENSERCH Corporation and Controller of Enserch Exploration, Inc., a subsidiary of ENSERCH Corporation and predecessor to EEX Corporation, from 1984 to 1996.
     James R. Aitken, 47, was appointed President – Dynamex Canada in 2005. Mr. Aitken served as Vice President and General Manager – Canada since 1997. In conjunction with the Company’s acquisition of Dynamex Express, Mr. Aitken was appointed Vice President and General Manager – Eastern Canada in February 1996. Prior to joining the Company, Mr. Aitken was the Director of Sales and Marketing with Dynamex Express where he had been employed since 1988 and held various other positions. Prior to that Mr. Aitken held various management positions with Gelco Express, an overnight courier company.
     Catherine J. Taylor, 52, was appointed President, Dynamex USA, in August 2007. Ms. Taylor previously served as Vice President, General Manager Dynamex USA since August 2006. Prior to that, she held various positions with increasing levels of responsibility in sales and operations in both Canada and the U.S. Ms. Taylor joined Dynamex in 1996. Prior to joining Dynamex, Ms. Taylor was with the Swift Transportation Group in Canada.
     Samuel T. Hicks, 66, was elected Corporate Controller in September 2005. Mr. Hicks joined the Company in July 2005. Prior to joining the Company, Mr. Hicks was Senior Vice President – Chief Financial Officer of MedSolutions, Inc. from 1998 to 2004. Mr. Hicks was a partner in the Big Four public accounting firm of Ernst &Young LLP from 1977 to 1993.
CORPORATE GOVERNANCE
Independent Directors

     The Company’s common stock is listed on The Nasdaq Stock Market LLC (“NASDAQ”). NASDAQ requires that a majority of the directors be “independent directors,” as defined in Nasdaq Marketplace Rule 4200. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that four of the Company’s five current directors have no other direct or indirect relationships with the Company and therefore are independent directors on the basis of NASDAQ’s standards and an analysis of all facts specific to each director. The independent directors are Brian J. Hughes, Wayne Kern, Bruce E. Ranck and Stephen P. Smiley.
Operations and Compensation of the Board of Directors
     There were seven (7) meetings of the Board of Directors during fiscal year 2007. No director attended fewer than 75% of the meetings of the Board (and any committees thereof) that he was required to attend. The independent directors of the Company meet in executive session during scheduled “in-person” Audit Committee meetings since the Audit Committee is composed of all the independent directors. The independent directors met in executive session four times in fiscal 2007.
     It is a policy of the Board of Directors to encourage directors to attend each annual meeting of shareholders. Such attendance allows for direct interaction between shareholders and members of the Board of Directors. All of the members of the Board of Directors attended the January 2007 meeting of shareholders.

Director Compensation
     The following director compensation table sets forth the total annual compensation paid or accrued by the Company to or for the account of each member of the Board of Directors of the Company except the Chief Executive Officer, Mr. Richard K. McClelland, who receives no additional compensation in his capacity as a board member:
Director Compensation Table

	Annual
	Fees		Total
	Earned	Per	Cash		Total
	or Paid	Meeting	Compen-	Option	Compen-
	in Cash	Fees	sation	Awards	sation
Name	($)	($)	($)	($) (1)	($)
Kenneth H. Bishop	6,250	5,500	11,750	37,560 (2)	49,310
Brian J. Hughes	12,500	14,000	26,500	37,560	64,060
Wayne Kern	12,500	9,500	22,000	37,560	59,560
Bruce E. Ranck	12,500	11,000	23,500	37,560	61,060
Stephen P. Smiley	12,500	14,000	26,500	37,560	64,060

	56,250	54,000	110,250	187,800	298,050

(1)	Option Awards to directors vest immediately, accordingly, the amount shown is equal to the amount of the grant date fair value on the date of issuance. See Note 1 “Stock-based compensation” and Note 10 of the Notes to Consolidated Financial Statements for the weighted-average assumptions used for grants for the three years ended July 31, 2007.

(2)	Mr. Bishop resigned from the Board of Directors on February 14, 2007 and surrendered all of his outstanding options in settlement of a dispute with the Company.
Discussion of Director Compensation
     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives an annual fee of $12,500 as compensation for his or her services as a member of the Board of Directors. Non-employee directors receive an additional fee of $1,000 for each meeting of the Board of Directors attended in person by such director and $500 for each telephonic meeting in which such director participates. Non-employee directors who serve on a committee of the Board of Directors receive $1,000 for each committee meeting attended in person and $500 for each telephonic committee meeting in which such director participates. Chairmen of the Committees receive $2,000 per annum paid quarterly, regardless of how many meetings they attend. On the date upon which a non-employee director is first elected or appointed a member of the Board, he/she receives a grant of a non-qualified stock option to purchase 3,000 shares of common stock. Non-employee directors subsequently re-elected at any annual meeting of shareholders receive as of the date of such annual meeting, the grant of a non-qualified stock option to purchase 3,000 shares of common stock. Options granted to non-employee directors are immediately exercisable. All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacities as directors of the Company.

Committees of the Board of Directors
     The Board of Directors has established four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Each of these committees has two or more members who serve at the discretion of the Board of Directors. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found under the “Investor Relations” section of our website at www.dynamex.com. The members of the committees are identified in the following table.
     The Audit Committee hires and replaces independent auditors as appropriate, evaluates the performance of, independence of and the non-audit services provided by independent auditors, evaluates the quality of the Company’s accounting principles and financial reporting and makes recommendations with respect to those matters to the Board of Directors. The Audit Committee consists of all four outside directors, Messrs. Hughes, Kern, Smiley and Ranck. The Audit Committee met four (4) times during fiscal year 2007. The Board of Directors has determined that Mr. Ranck is an “audit committee financial expert” as defined in Item 401 (h) of Regulation S-K. Mr. Ranck and each of the other members of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. See “Report of the Audit Committee” included elsewhere in this prospectus.
     The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Company’s stock option plan. The Compensation Committee consisted of two members, Messrs. Hughes and Smiley (none of whom is an officer or employee of the Company). The Compensation Committee met six (6) times during fiscal year 2007. See “Report of the Compensation Committee” included elsewhere in this prospectus.
     The Executive Committee exercises all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except as otherwise reserved in the Company Bylaws or designated by resolution of the Board of Directors for action by the full board or another committee thereof. The Executive Committee consists of two members, Messrs. McClelland and Smiley. There were no meetings held by the Executive Committee during fiscal year 2007.
     The Nominating and Corporate Governance Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors, recommending members of and Chairperson for each Board committee, periodic reviews and assessments of the Company’s Corporate Governance Principles and the Company’s Code of Business Ethics and Conduct, overseeing the annual self-evaluation of the performance of the Board and making recommendations on those matters to the Board. The Nominating and Corporate Governance Committee met once during fiscal year 2007. The Committee consists of three members, Messrs. Kern, Smiley and Hughes, each of whom is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

Qualifications to Serve as Director
Each candidate for director must possess at least the following specific minimum qualifications:
1.	Each candidate shall be prepared to represent the best interests of all the Company’s shareholders and not just one particular constituency.

2.	Each candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

3.	No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

4.	Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one Committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so.

5.	In addition, the Governance and Nominating Committee also considers it desirable that candidates possess the following qualities or skills:
(a)	Each candidate shall contribute to the overall diversity of the Board of Directors – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

(b)	Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

(c)	Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business. Relevant experiences might include, among other things, executive management experience within the transportation industry, and relevant senior level experience in one or more of the following areas – finance, accounting, sales and marketing, organizational development, information technology and public relations.
     Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NYSE or the SEC will be a significant negative factor in any assessment of a candidate’s suitability.
Internal Process of Identifying Candidates
     The Nominating and Corporate Governance Committee will use a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current members of the Board of Directors and from shareholders. In determining whether to nominate a candidate, the Nominating and Corporate Governance Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the members of the Nominating and Corporate Governance Committee may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Prospective candidates may also be interviewed by other directors who are not members of the Nominating and Corporate Governance Committee. Reports from those interviews or from Nominating and Corporate Governance Committee members with personal knowledge and experience with the candidate, resumes, information provided by other contacts and other information deemed relevant by the Nominating and Corporate Governance Committee are then considered in determining whether a candidate shall be nominated. The Nominating and Corporate Governance

Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.
Nomination Rights of Shareholders
     Any shareholder of the Company may recommend one or more candidates to be considered by the Nominating and Corporate Governance Committee as a potential nominee or nominees for election as director of the Company at an annual meeting of shareholders in accordance with Delaware corporate law. In order for the candidate recommendation to be timely for the Company’s 2009 annual meeting of shareholders, a shareholder’s notice to the Company’s Secretary must be delivered to the Company’s principal executive offices no later than July 15, 2008. Any such recommendations received by the Secretary will be presented to the Nominating and Corporate Governance Committee for consideration. All candidates (whether identified internally or by a shareholder) who, after evaluation based upon the criteria and process described in “Internal Process of Identifying Candidates” above, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.
Shareholder Communications with the Board of Directors
     Any Company shareholder who wishes to communicate with the Board of Directors or with an individual director may direct such communications to Mr. Wayne Kern, in his capacity as Corporate Secretary, at Dynamex Inc., 5429 LBJ Freeway, Suite 1000, Dallas, Texas 75240. The communication must be clearly addressed to Mr. Kern or to a specific director. The Board of Directors has approved a process pursuant to which Mr. Kern will review and forward any such correspondence to the appropriate person or persons for response.
Compensation Committee Interlocks and Insider Participation
     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
Certain Relationships and Related Transactions
     There were no transactions between the executive officers and directors and the Company, and no advances were made to the executive officers during fiscal 2007.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2
APPROVE THE ADOPTION OF THE COMPANY’S 2008 EQUITY COMPENSATION PLAN
     Our Board of Directors has adopted the 2008 Equity Compensation Plan (the “Equity Plan”), subject to the approval of the Equity Plan by the shareholders at the Annual Meeting. By adopting the Equity Plan, we are replacing our Amended and Restated 1996 Stock Option Plan (the “Stock Option Plan”) with a new plan that affords the Company greater flexibility in granting equity awards to our employees and which is more responsive to recent developments in tax law, accounting changes and corporate governance.
     On September 19, 2007, the Board approved the Equity Plan and reserved a total of 1,200,000 shares for issuance under the Equity Plan, inclusive of 339,579 shares remaining available for issuance under the Company’s 1996 Stock Option Plan (the “Stock Option Plan”) and being transferred to the new Equity Plan.
     As of July 31, 2007, options (net of cancelled or expired options) covering an aggregate of 1,399,053 shares had been granted under the Stock Option Plan and 350,947 shares (plus any shares that might in the future be returned to the Equity Plan as a result of cancellations or expiration of options) remained available for future grant under the Stock Option Plan. Of the total available for future grants, 80,500 options were reserved for the Board of Directors and 270,447 options are available for employees. During the last fiscal year, options to purchase 102,500 shares were granted to current executive officers or directors who are not executive officers, and 61,000 shares were granted to employees who were not executive officers.
     A copy of the Equity Plan is attached to this Proxy Statement.
Plan Summary
     General. The purpose of the Equity Plan is to attract and retain the best available employees and directors of the Company and its subsidiaries, to provide additional incentive to such persons and to promote the success of the business of the Company. Under the Equity Plan, any employee, including an employee who is a director, is eligible to receive incentive stock options (“ISOs”) (as defined in Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (which do not meet the requirements of Section 422) and restricted stock grants (which restrictions may include, without limitation, restrictions on the right to vote or receive dividends with respect to such shares). Non-employee directors and consultants and advisors performing services for the Company are also eligible to participate in the Equity Plan. There are approximately 2,300 employees eligible to participate in the Equity Plan.
     Administration. The Compensation Committee administers and interprets the Equity Plan and is authorized to grant awards to participants thereunder. The Compensation Committee will have complete and absolute authority to make any and all decisions regarding the administration of the Equity Plan, including the authority to construe and interpret the plan and awards under the plan, establish administrative rules and procedures, select award recipients, determine the type of awards, establish the terms, conditions and other provisions of awards and amend, modify or suspend awards.
     Shares Available for Issuance; Types of Awards. The maximum number of shares of Common Stock approved for issuance under the Equity Plan is 1,200,000, inclusive of 339,579 shares transferred from the Stock Option Plan. The maximum aggregate number of shares of Company stock that shall be subject to grants made under the Equity Plan to any individual during any calendar year shall be 100,000 shares including a maximum of 50,000 restricted shares. The Compensation Committee designates the persons receiving awards under the Equity Plan, the number of shares subject to such award and the terms and conditions of each award. The purchase price under each option will be 100% of the fair market value of the Common Stock of the Company on the date of award. No option shall be exercisable more than ten years after the date the option is awarded. An ISO may not be granted under the Equity Plan to an employee who owns more than 10% of the outstanding Common Stock unless the purchase price is 110% of the fair market value of the Common Stock at the date of award and the option is not exercisable more than five years after it is awarded. The Equity Plan explicitly prohibits the “repricing” of options granted thereunder.
     The purchase price for shares subject to an option will be paid in full by cash or such other method as the Compensation Committee may approve. The Compensation Committee may determine the effect on (which effect may include termination of) an option or restricted stock grant (other than an option or restricted stock grant granted to non-employee directors) upon the disability, death, retirement or other termination of employment of a Equity Plan participant and shall determine the extent to which the period during which the participant’s legal representative, or beneficiary may exercise rights under such award. Shares of restricted stock, prior to the lapse of all restrictions thereon, and options, may not be transferred other than by will or the laws of descent and distribution. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee or his guardian or legal representative.
     Awards under the Equity Plan may also take the form of stock appreciation rights or performance units. Subject to certain restrictions that are set forth in the plan, the Compensation Committee will have complete and absolute authority to set the terms, conditions and provisions of each award, including the size of the award, the exercise or base price, the vesting and exercisability schedule (including provisions regarding acceleration of vesting and exercisability) and termination, cancellation and forfeiture provisions.
     Other Provisions
     Change in Control. Unless the committee provides otherwise, awards shall provide for the acceleration of vesting and lapse of restrictions, as applicable, upon or following a “Change in Control” of the Company, as such term is defined in the Equity Plan.
     Amendments and Termination. The Board may amend, suspend or terminate the Equity Plan, so long as that action does not impair any award then outstanding, without the consent of the affected participant. Without the approval of the shareholders, however, the Board may not amend the plan to expand the types of awards available under the Equity Plan or otherwise materially revise the plan, increase the number of shares reserved for issuance under the plan (other than pursuant to capitalization adjustments set forth in the plan), modify the class of individuals eligible to receive awards under the plan or change the identity of the granting company or the shares to be issued upon the exercise of incentive stock options.
     The Compensation Committee may amend, modify or terminate any outstanding award in any manner not inconsistent with the terms of the plan as long as such action does not impair the rights of the participant without his or her consent.
     The Board may terminate the Equity Plan at any time. Nevertheless, absent any such action by the Board, no award will be granted under the plan after the tenth anniversary of its effective date or, if later, the tenth anniversary of any action by the Board or approval of shareholders, if later, to (i) increase the number of shares reserved for issuance under the plan, (ii) modify the class of persons eligible to receive awards under the plan, or (iii) change the identity of the granting company or the shares issued upon exercise of incentive stock options.
     Federal Income Tax Consequences
     The following is a summary of the U.S. federal income tax consequences of transactions under the Equity Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provision of any income tax laws of any municipality, state or foreign country in which a participant may reside.
     Incentive Stock Options. No taxable income is recognized by the participant upon the grant or exercise of an incentive stock option.; however, the excess of the fair market value of the purchased shares on the date of exercise of the incentive stock option over the aggregate exercise price for the shares is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income. If stock acquired upon the exercise of an incentive stock option is disposed of within two years after the date of grant and within one year after the issuance of such shares to the participant (a “disqualifying disposition”), generally (i) the participant will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares and (ii) the Company will be entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.
     If stock is issued to a participant pursuant to the exercise of an incentive stock option, and if no disposition of the shares is made by the participant within two years after the date of grant and within one year after the issuance of such shares to the participant, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction will be allowed to the Company for federal income tax purposes.
     Nonqualified Stock Options. With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and the Company is entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. In the case of a participant who is also an employee at the time of grant, any income recognized upon exercise of a nonqualified stock option will constitute wages for which withholding will be required.
     Stock Appreciation Rights. Upon exercise of a stock appreciation right, the participant will recognize ordinary income (treated as compensation) in an amount equal to the cash received. The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary compensation income.
     Restricted Stock. In the absence of a Section 83(b) election (as described below), a participant who receives restricted stock will recognize no income at the time of grant. When the restrictions expire, a participant will recognize ordinary income (treated as compensation) equal to the fair market value of the stock when the restrictions expire over the amount paid for the stock (if any). As the restrictions applicable to a grant of restricted stock expire (for example, if the restrictions on 20% of a grant expire on each anniversary of the grant), the participant will include an appropriate portion of the shares as ordinary income (treated as compensation) as the restrictions expire. The participant’s basis in the stock is equal to the amount included in income on the expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long- or short-term capital gain or loss (depending on the time the stock is held after the restrictions end). Dividends received by the participant constitute ordinary income (treated as compensation) in the year received. The Company generally will be entitled to a deduction equal to the fair market value of the stock when it is included in the participant’s income, and will also be entitled to a business expense deduction for dividends paid to the participant (if any) on stock that remains subject to restrictions.
     If a Section 83(b) election is made within 30 days of the initial grant, the participant must recognize the fair market value of the restricted stock on the date of grant as ordinary income (treated as compensation) as of the date of grant, and the holding period would begin at the time the restricted stock is granted. The Company generally would be entitled to a corresponding business expense deduction for the grant, but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) the Company paid the participant for the restricted stock at the time it is forfeited.
     Section 162(m) Limitation. Under Section 162(m) of the Internal Revenue Code, the Company may not take a tax deduction for compensation to certain executive officers in excess of $1 million per year, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. The Equity Plan contains provisions authorizing the grant of stock options, stock appreciation rights and restricted shares that may constitute performance-based awards within the meaning of Section 162(m). To the extent that awards under the Equity Plan constitute performance-based awards, the awards should qualify as “performance-based compensation” for purposes of Section 162(m).
     Section 409A. The Equity Plan has been written to comply, by its terms, with Section 409A of the Internal Revenue Code; however, in the event that an award issued under the plan constitutes a deferral of compensation under a nonqualified deferred compensation plan, as such term in defined under Section 409A, such award shall be modified or cancelled to comply with the requirements of Section 409A (or a successor provision thereto).
     Future Plan Benefits
     The awards that will be granted to eligible participants under the Equity Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO
APPROVE THE ADOPTION OF THE COMPANY’S 2008 EQUITY COMPENSATION PLAN
PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
     The Board of Directors has appointed BDO Seidman, LLP as the Company’s independent public accountants for the year ending July 31, 2008. BDO Seidman, LLP has served as the Company’s independent public accountants for the prior nine fiscal years ended July 31, 2007. Although the appointment of independent public accountants is not required to be approved by the shareholders, the Board of Directors believes shareholders should participate in the selection of the Company’s independent public accountants. Accordingly, the shareholders will be asked at the meeting to ratify the Board’s appointment of BDO Seidman, LLP as the Company’s independent public accountants for the year ending July 31, 2008. In the event the shareholders do not ratify the proposal, the Board of Directors will reconsider its appointment of the Company’s independent public accountants.
     Representatives of BDO Seidman, LLP will be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.
Principal Accountant Fees and Services
     The following is a summary of the fees billed to Dynamex Inc by BDO Seidman, LLP for professional services rendered for the fiscal years ended July 31, 2007 and 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$468,564	$496,835
Audit-Related Fees	18,500	20,033
Other Fees	—	—
Tax Fees	—	—

Total Fees	$487,064	$516,868

     Audit Fees. Consists of fees billed for professional services rendered for the audit of Dynamex’ consolidated financial statements, the audit of internal controls over financial reporting (i.e., the Sec. 404 Audit), the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Dynamex’ consolidated financial statements and are not reported under “Audit Fees”. These services include audits of Dynamex Domestic Franchising, Inc. and the employee benefit plan and consultations concerning financial accounting and reporting standards.
     Other Fees and Tax Fees. Consist of fees billed for other non-audit professional services and for tax compliance, tax advice and tax planning. Tax services include assistance regarding federal, state and international tax compliance, tax audit defense and international tax planning. Tax services were discontinued as of July 31, 2004. There were no other non-audit services performed by the firm in recent years.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AS DESCRIBED ABOVE.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee evaluates audit performance, engages and manages relations with the Company’s independent accountants and evaluates policies and procedures relating to internal accounting functions and controls. The Board of Directors has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee.
     The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee oversees the Company’s reporting process on behalf of the Board of Directors. The Company’s management has primary responsibility for the financial statements and reporting process, including systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2007, which management has represented to the Audit Committee, have been prepared in accordance with accounting principles generally accepted in the United States of America.
     The Committee discussed with representatives of BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards Number 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and Securities and Exchange Commission rules. In addition, the Audit Committee received from BDO Seidman, LLP written disclosures required by the Independence Standards Board Standard Number 1 (Independent Discussions with Audit Committee), and has discussed with that firm the independent auditor’s independence, and has considered whether the provision of non-audit services is compatible with maintaining such firm’s independence.
     The Audit Committee further discussed with the independent accountants the overall scope and plans for their respective audits. The Audit Committee meets periodically with the independent accountants, with and without management present, to discuss the results of their examination, their evaluations of our internal controls, and the overall quality of our financial reporting.
     Based upon the foregoing disclosures, representations, reports and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company’s 2007 fiscal year be included in the Company’s Annual Report on Form 10-K for the year ended July 31,2007 for filing with the Securities and Exchange Commission.
Dated: September 19, 2007

Audit Committee
Bruce E. Ranck, Chairman
Wayne Kern
Brian J. Hughes
Stephen P. Smiley

COMPENSATION DISCUSSION AND ANALYSIS
Overview and Philosophy of Compensation
     The Compensation Committee has the responsibility to review, recommend, and approve all executive officer compensation arrangements. The Compensation Committee has the specific responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation. The Compensation Committee also has the responsibility to annually review the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances. In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executives’ interests with the interests of our shareholders. The Compensation Committee must also review and approve all forms of incentive compensation, including stock option grants, stock grants, and other forms of incentive compensation granted to our executive officers. The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.
     We believe that the quality, skills, and dedication of our executive officers are critical factors affecting our long-term value and success. Thus, one of our primary executive compensation goals is to attract, motivate, and retain qualified executive officers. We seek to accomplish this goal by rewarding past performance, incentivizing future performance, and aligning our executive officers’ long-term interests with those of our shareholders. Our compensation program is specifically designed to reward our executive officers for individual performance, years of experience, contributions to our financial success, and creation of shareholder value. Our compensation philosophy is to provide overall compensation levels that (i) attract and retain talented executives and motivate those executives to achieve superior results, (ii) align executives’ interests with our corporate strategies, our business objectives, and the long-term interests of our shareholders, and (iii) enhance executives’ incentives to increase our stock price and maximize shareholder value. Our primary strategy for building senior management depth has been to develop personnel from within our company recognizing, however, that we may gain talent and new perspectives from external sources. Accordingly, in many instances we build our compensation elements around long-term retention and development together with annual rewards based on specific focus areas.
     Our philosophy is to closely align the compensation paid to our executives with the performance of the Company on both a short-term and long-term basis, and set aggressive performance goals that support the Company’s core long-term financial goals of:
•	Growing revenue by 8-12% per year;

•	Increasing earnings per share by 15-20% per year;

•	Improving cash flow and EBITDA; and

•	Increasing returns, such as return on capital committed.
Elements of Compensation
     Our compensation program for senior executive officers generally consists of the following five elements:
•	base salary;

•	performance-based annual cash bonus determined primarily by reference to objective financial and operating criteria;

•	long-term equity incentives in the form of stock options and other stock-based awards or grants;

•	specified perquisites; and

•	employee benefits that are generally available to all of our employees.
     The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements. In making decisions regarding an executive’s total compensation, the Compensation Committee considers whether the total compensation is (i) fair and reasonable to us, (ii) internally appropriate based upon our culture and the compensation of our other employees, and (iii) within a reasonable range of the compensation of similarly situated executives in our Peer Group of Companies. The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive’s leadership, individual performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial success, the creation of shareholder value, and current and past compensation. In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation. The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value. In determining whether to increase or decrease an element of compensation, we rely upon the Compensation Committee’s judgment concerning the contributions of each executive and, with respect to executives other than the CEO, we consider the recommendations of the CEO.
     In determining base salary adjustments for FY 2008, the Compensation Committee reviewed the executive compensation levels of the Named Executive Officers (i.e. executive officers disclosed in the Summary Compensation Table on page 24) using competitive data for similar positions for a select group of peer companies from a study conducted by Pearl Meyer & Partners, an independent compensation consultant. The specific companies included in the peer group were Airnet Systems Inc., Celadon Group Inc., Covenant Transportation Inc., Forward Air Corp., Hub Group Inc., Knight Transportation Inc., Marten Transport Ltd., P.A.M. Transportation Services, Saia Inc., USA Truck Inc., UTI Worldwide Inc., and Velocity Express Corp. This review was conducted by the Committee’s Consultant. There were no material differences in the factors considered for each Named Executive Officer in the decision to adjust compensation.
     Regarding the CEO’s compensation, the Committee meets in executive session to determine the amount, form, and terms of such compensation for Board approval. For all other officer compensation decisions, the CEO provides recommendations and may be present for the decisions and related discussions, but may not vote.
     The following is a discussion of each element of our compensation program, including (i) why we choose to pay each element, (ii) how we determine the specific amount to pay for each element, and (iii) how each element, and our decisions regarding each element, fit into our overall compensation objectives and affect decisions regarding other elements. We also discuss the specific decisions we made with respect to the compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers for the fiscal year ended July 31, 2007 (collectively, the “Named Executive Officers”).
Base Salary
     We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract and retain highly qualified executives. Base pay is a critical element of our compensation program because it provides our executive officers with stability. Such stability allows our executives to focus their attention and efforts on creating shareholder value and on our other business objectives. In determining base salaries, we consider an executive’s qualifications and experience, including, but not limited to, the executive’s industry knowledge and the quality and effectiveness of the executive’s leadership, scope of responsibilities, past performance, and future potential of providing value to our shareholders. Although we do not believe it is appropriate to establish compensation levels based solely on benchmarking, we consider base salaries of executives having similar qualifications and holding comparable positions in companies similarly situated to ours. We set our base salaries at a level that allows us to pay a portion of an executive officer’s total compensation in the form of perquisites, cash bonuses, and long-term incentives. We believe that such a mix of compensation helps us incentivize our executives to maximize shareholder value. We consider adjustments to base salaries annually to reflect the foregoing factors but do not apply a specific weighting to such factors.
     Base Salary of Our Chief Executive Officer In September 2006, Mr. McClelland’s base salary was increased 6.7% to $400,000 based on his performance over the prior year and general annual salary levels of CEO’s in companies of a similar size and type. In June 2007, the Compensation Committee engaged the firm of Pearl Meyer & Partners, an independent compensation consultant to assist the Compensation Committee in designing and implementing a competitive compensation package for the CEO and the other named executive officers. The Compensation Committee reviewed the independent compensation consultant’s report, took into consideration Mr. McClelland’s tenure with the Company, the recent results achieved by Dynamex versus the peer group of companies, the level of his base salary compared to the peer group, and increased Mr. McClelland’s base salary 31.3% to $525,000 in September 2007 which places him slightly above the 50th percentile for the peer group.
     Base Salary of Our Other Named Executive Officers The Compensation Committee approved the following annual base salary adjustments for our Named Executive Officers, other than our CEO: (i) a 12% merit increase in June 2006 for Ray Schmitz, our CFO, in recognition of his performance to date, (ii) a 21.6% merit increase in September 2006 for James Aitken in recognition of his promotion to the position of President, Dynamex Canada, the results for his business unit for the prior year and his development and increased responsibilities attendant to such position; (iii) a 12.5% merit increase in August 2006 for Cathy Taylor in recognition of her continued development, her business center results for the prior year and her promotion to Vice-President & General Manager, U.S. Sales & Operations and the increased responsibilities attendant to such position, and (iv) a 6.7% merit increase in November 2006 for Samuel Hicks, Controller in recognition of his performance and continued development over the last year . In October 2007, Mr. Schmitz, Mr. Aitken and Ms. Taylor were granted annual merit increases of 7.1%, 6.7% and 6.7%, respectively. Also in October 2007, Mr. Hicks was granted an increase of 17.2% that raised his base pay to a level commensurate with the 50th percentile of the peer group in recognition of his level of responsibilities and performance over the last year.
Annual Incentive Compensation
     Performance Based Annual Cash Bonus Program. The annual cash incentive component of the Executive Compensation Program represents a variable portion of the total compensation opportunity that motivates and rewards executives to achieve short-term corporate objectives. Dynamex’ annual cash incentive plan is structured to provide cash incentives to key employees and is based on the achievement of key corporate, business unit and individual objectives for the fiscal year. The Compensation Committee approved the weighting of the performance measures for the Named Executive Officers for FY 2007 as follows:

		Corporate		Business Unit
		Sales &	Net			Individual
Named Executive Officer	Principal Position	EBITDA	Income	Sales	NOI	Objectives
Richard K. McClelland (1)	President & CEO	65%				35%
Ray E Schmitz	Vice- President & CFO		80%			20%
Maurice Levy (2)	Vice-President & COO			24%	56%	20%
Catherine J. Taylor	President, Dynamex USA			30%	70%
James R. Aitken (3)	President, Dynamex Canada			20%	47%	33%
Samuel T. Hicks	Corporate Controller		80%			20%

(1)	For FY 2008, Mr. McClelland’s performance measures are based 40% on corporate sales target and 60% on corporate net income target.

(2)	Mr. Levy was hired on July 9, 2007 and was not eligible for a FY 2007 bonus. The percentages above represent his approved performance measures for FY 2008.

(3)	For FY 2008, Mr. Aitken’s performance measures were changed to 30% sales and 70% NOI for his business unit.

     The financial performance measures for the CEO and the Other Named Executive Officers are based on the operating budget approved by the Board of Directors at the beginning of each fiscal year and individual performance objectives approved by the Compensation Committee. The Compensation Committee set the following target bonus percentages for FY 2007 for each of the named executive officers: Mr. McClelland, 60%, Mr. Schmitz, Mr. Aitken and Ms. Taylor, 35% and Mr. Hicks, 25%. With the exception of Mr. McClelland whose target bonus was limited to a maximum of 60% by contract, the target percentages are adjusted up or down based on a range of Company performance between 95% and 110% of the target. The Compensation Committee annually determines bonuses for the Program’s participants following the finalization of the financial statements.
     The Compensation Committee adjusted the Named Executive Officers’ target bonus percentages for FY 2008 to be more in-line with those in its Peer Group of Companies. Mr. McClelland’s target bonus has been set at 80% of his base pay with a maximum payout of 160% if maximum performance targets are achieved. The target bonus percentages for Mr. Levy, Mr. Schmitz, Mr. Aitkin and Ms. Taylor were set at 50% of base pay with a maximum payout percentage of 75% if maximum performance targets are achieved. The target percentages are adjusted up or down based on a range of Company performance between 90% and 110% of the target.
     In September 2007, the Compensation Committee reviewed the financial results for FY2007 and determined that Mr. McClelland achieved 95% of his performance targets for the year and awarded him a bonus of $228,000. Mr. Schmitz, Mr. Aitken, Ms. Taylor and Mr. Hicks were awarded bonuses of $153,020, $94,380, $24,098 and $35,589, respectively, for achievement of their performance targets. In addition, Mr. Aitken was awarded a discretionary bonus of $22,500 for his contribution to the success of the franchise initiative and Ms. Taylor was awarded a discretionary bonus of $35,902 in recognition of her efforts in successfully growing and managing the relationship with our largest customer during FY 2007.
     Performance Based Annual Restricted Stock Awards. In 2006, the Compensation Committee decided to award restricted shares reserved under the Company’s existing Stock Option Plan to participants, including the Named Executive Officers, if the Company exceeds its financial performance targets for the year and the participants meet and/or exceed their individual performance targets. The awards are designed to reward superior performance and to increase executives’ direct ownership of Company stock. The restricted shares vest 20% per year over a five-year period. The restricted shares do not have voting rights and are not entitled to dividends. If a participant sells any of these shares during the five-year vesting period, the individual will not be eligible for future awards. Messrs. McClelland, Levy, Schmitz, Aitkin and Hicks and Ms Taylor are eligible to receive a maximum of 30%, 20%, 20%, 15%, 5% and 15%, respectively of their base salary annually in restricted shares. The awards are determined based on the percentage that net income exceeds the performance target for the year with maximum bonuses achieved when the Company exceeds its fiscal year net income target by 5%. Only Mr. McClelland and Mr. Schmitz were eligible for and were awarded restricted shares with values of $41,488 and $19,340, respectively for FY 2006. For the fiscal year ended July 31, 2007, the Company exceeded its net income target by more than 5%. Mr. McClelland earned the maximum award and was granted restricted shares from the plan valued at $120,000, Mr. Schmitz, $56,000, Mr. Aitken, $31,725 and Mr. Hicks $6,500. The Compensation Committee made a discretionary award to Ms. Taylor of restricted shares valued at $25,988 in recognition of her contributions to the overall financial results for the 2007 fiscal year. Mr. Levy was hired on July 9, 2007 and was not eligible for an award for FY 2007.
Stock Option and Equity Incentive Programs
     On January 11, 2005, our shareholders approved and ratified an amendment and restatement of our Stock Option Plan. We have also adopted a new 2008 Equity Compensation Plan to replace our Stock Option Plan. We use such broad-based equity compensation plans to attract, motivate, and retain qualified executive officers by providing them with long-term incentives. We also use such plans to align our executives’ and shareholders’ long-term interests by creating a strong and direct link between executive pay and shareholder return.
     Equity compensation plans allow the Compensation Committee to link compensation to performance over a period of time by granting awards that have multiple-year vesting schedules. Awards with multiple-year vesting schedules, such as stock options, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance. Awards with multiple-year vesting schedules create incentive for executive officers to increase shareholder value over an extended period of time because the value received from such awards is based on the growth of the stock price above the grant price. Such awards also incentivize executives to remain with us over an extended period of time. Awards under this plan generally vest over a five-year period. Thus, we believe that equity awards are an effective way of aligning the interests of our executive officers with those of our shareholders.
     The Compensation Committee is permitted to grant stock options or award restricted stock, stock appreciation rights and performance units as forms of executive officer compensation. The Compensation Committee has awarded primarily stock options under the Stock Option Plan because the Committee believed that stock options have historically been an effective means of incentivizing executive officers to work toward, and rewarding them for, increasing shareholder value. The Compensation Committee recognizes a broad trend toward some level of restricted stock grants and may, in its discretion, award restricted stock in the future.
     Stock Option Awards. The Named Executive Officers and other eligible participants are generally granted stock options on an annual basis. The Compensation Committee is charged with administration of the Stock Option Plan and has the sole authority to make awards under the plan. The Compensation Committee has the discretion to award stock options, non-vested restricted shares of common stock, stock appreciation rights and other forms of long-term equity incentives. Annual long-term equity incentive awards are generally made shortly after the Company announces financial results for the fiscal year. Additionally, newly hired or promoted executives may receive their stock option share awards on or soon after their date of hire or promotion.
     In making individual awards under the plan, the Committee considers a number of factors including the Company’s past financial performance, individual performance of each executive, the retention goal of such a long-term equity incentive award, the grant date value of any proposed award, the other compensation components for the executive, equity plan compensation dilution, the executive’s stock ownership and option holdings and long-term equity incentive awards to executives holding similar positions.
     The Compensation Committee has generally awarded between 140,000 and 200,000 options per year to participants when the Company meets or exceeds its financial targets for the prior fiscal year and lesser amounts when financial targets are not met, with approximately 57% of the awards granted to the Named Executive Officers. For the fiscal year ended July 31, 2006, the Company exceeded its net income target and the Compensation Committee awarded 141,000 shares to the participants in September 2006.
     The Company exceeded its net income target for the year ended July 31, 2007. On October 24, 2007, the Compensation Committee granted 167,000 stock options awards to the participants. Messrs. McClelland, Schmitz, Levy, Aitkin and Hicks and Ms. Taylor were granted stock options of 25,000, 20,000, 15,000, 15,000, 6,000 and 15,000, respectively, at an exercise price of $29.22 per share, the closing price on the date of grant.
     Stock Ownership Guidelines
     The Committee has approved Stock Ownership Guidelines (“Ownership Guidelines”), which apply to officers who receive long-term incentives. The purpose of the guidelines is to further align executives’ interests with shareholders’ through stock ownership.
     The number of shares that an officer needs to acquire to satisfy the Ownership Guidelines is determined by multiplying their current base salary by the applicable multiple of base salary and dividing by the share price. The current Ownership Guidelines are two times base salary for the CEO, CFO and COO and 50% for all other participants.

     The table below describes the ownership guidelines for each current Named Executive Officer and the number of shares owned as of July 31, 2007:

				Percentage of
		Number of Shares	Number of Shares	Guideline Attained
Named Executive Officer	Principal Position	Required (1)	Owned	(1)
Richard K. McClelland	President & CEO	33,306	13,000	39
Ray E Schmitz	Vice- President & CFO	23,314	10,000	43
Maurice Levy (1)	Vice-President & COO	22,065	—	—
Catherine J. Taylor	President, Dynamex USA	4,684	—	—
James R. Aitken	President, Dynamex Canada	4,684	1,505	32
Samuel T. Hicks	Corporate Controller	2,664	—	—

(1)	Guideline determined using the executives’ 2007 base salary at July 31, 2007 and the closing share price of $24.02 on July 31, 2007.
Specified Perquisites
     We provide our Named Executive Officers with certain other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. We believe that these benefits allow our executives to work more efficiently. The costs of these benefits constitute only a small percentage of each executive’s total compensation. In setting the amount of these benefits, the Compensation Committee considers (i) each executive’s position and scope of responsibilities, and (ii) all other elements comprising the executive’s compensation.
     In fiscal 2007, we provided our Named Executive Officers with additional compensation in the form of (i) company paid auto allowances and auto insurance for Messrs. McClelland and Aitkin and an auto allowance for Ms. Taylor, (ii) company paid health and dental premiums for Messrs. McClelland, Aitkin and Schmitz and Ms. Taylor, and, (iii) government pension contributions for Messrs. McClelland and Aitkin.
     The U.S. based named executives are eligible to participate in a non-qualified deferred compensation plan. The Company withheld and funded into the plan certain amounts from the earnings of Mr. Schmitz.
Other Compensation
     Our executives receive benefits, which are also received by our other employees, including 401(k) matching contributions, and health, dental and life insurance benefits. We do not provide pension arrangements or post-retirement health coverage for our executives or employees.
Employment Agreements
     The Company has entered into an employment agreement with Mr. McClelland which provides for the payment of a base salary in the annual amount of $525,000, participation in an executive bonus plan, an auto allowance of Cdn $1,500 per month and participation in other employee benefit plans. Unless terminated earlier, the employment agreement shall continue until November 30, 2008, upon which date such agreement will be automatically extended for successive one-year renewal terms unless notice is given upon the terms provided in such agreement. Additionally, upon a sale or transfer of substantially all of the assets of the Company or certain other events that constitute a change of control of the Company, including the acquisition by a shareholder of securities representing 51% of the votes that may be cast for director elections, the Company shall continue to pay Mr. McClelland the compensation set forth in such agreement for the greater of two years from the date of such change of control or the remainder of the agreement term. During the term of the employment agreement and pursuant to such agreement, Mr. McClelland shall be a member of the Board of Directors of the Company.
     The Company has entered into an agreement with Mr. Levy which provides for severance pay equal to six (6) months’ base salary at the rate in effect on the date of termination plus the Company will pay the cost of health coverage for Mr. Levy and his dependents during the six (6) month period following the date of termination in the event his employment is terminated by the Company without cause or by him for good reason as defined in the agreement.
Change-in-Control Agreements
     We have entered into change-of-control agreements with Mr. Schmitz and Ms. Taylor. Under these agreements, these executive officers are entitled to certain benefits if they are terminated either within 24 months of the effective date of a change in control or before the effective date of the change in control if the termination was either a condition to the change in control or was at the request or insistence of a person related to the change in control. These executives will not be considered “terminated” for purposes of these agreements if they die or are terminated for cause. They will, however, be considered “terminated” if they voluntarily leave our employ for “good reason.”
     Upon a termination in connection with a change in control, Mr. Schmitz will be entitled to receive a lump sum cash payment of 200% of his base salary and Ms. Taylor will receive 100% of her base salary, plus Mr. Schmitz will receive two times and Ms. Taylor one times the higher of the target bonus or the highest bonus percentage received in the preceding three calendar years. In addition, Mr. Schmitz and Ms. Taylor will receive medical and dental benefits for a period of 18 months and 12 months, respectively. These arrangements, including the quantification of the payment and benefits provided under these arrangements, are described in more detail elsewhere in this Proxy Statement under the heading “Compensation and Other Benefits—Potential Payments Upon Termination or Change in Control.”
     We believe that the change in control protections provided in the agreements described above are relevant and an important part of our executive compensation program. We believe that these arrangements mitigate some of the risk that exists for executives working in a smaller company, where there is a meaningful likelihood that the company may be acquired. These arrangements are intended to attract and retain qualified executives who may have employment alternatives that may appear to them, in light of a possible change in control, to be less risky absent these arrangements. We also believe similar protections are typically provided by other companies, including companies with which we compete for executive talent, and thus believe we must continue to offer such protections in order to be competitive.

REPORT OF THE COMPENSATION COMMITTEE
     Report of the Compensation Committee. In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K. The Report of the Compensation Committee follows.
     The Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.
     Report of the Compensation Committee
     We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended July 31, 2007.
Compensation Committee
Brian J. Hughes, Chairman
Stephen P. Smiley
EXECUTIVE COMPENSATION
Summary
     The following summary compensation table sets forth the total annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer, the Principal Financial Officer and the other executive officers and two other named officers of the Company whose total salary and bonus for the fiscal year ended July 31, 2007 exceeded $100,000:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
			Cash			All Other
			Bonus	Stock	Option	Compen-	Total
	Fiscal	Salary	Awards	Awards	Awards	sation	Compensation
Name and Principal Position	Year	($)	($) (1)	($) (2)	($) (2)	($)	$	Notes
Richard K. McClelland	2007	400,097	222,585	6,999	158,153	30,345	818,178	(3)
President and Chief	2006	369,038	290,000	—	101,781	27,570	788,389
Executive Officer	2005	345,769	—	—	84,869	26,199	456,837

Ray E. Schmitz	2007	280,000	153,020	3,223	114,940	12,988	564,171	(4)
Vice President — Chief	2006	257,810	158,606	—	69,424	12,988	498,827
Financial Officer	2005	224,319	—	—	54,731	12,535	291,585

Maurice Levy	2007	5,096	—	—	—	462	5,558	(5)
Chief Operating Officer	2006	—	—	—	—	—	—
	2005	—	—	—	—	—	—

James R. Aitken	2007	197,510	113,990	—	90,876	25,333	427,709	(6)
President — Canada	2006	160,294	77,064	—	57,262	23,778	318,398
Operations	2005	144,045	—	—	43,882	20,474	208,401

Catherine J. Taylor	2007	223,077	60,000	—	90,876	14,916	388,869	(7)
Vice President and	2006	202,202	65,000	—	57,262	12,701	337,165
General Manager — U.S. Operations	2005	174,767	41,330	—	46,777	12,587	275,461

Samuel T. Hicks	2007	125,539	35,589	—	22,365	—	183,493	(8)
Controller	2006	117,692	31,224	—	9,416	—	158,332
	2005	—	—	—	—	—	—

(1)	Messrs. McClelland, Schmitz and Aitken did not meet all financial goals for fiscal 2005 and therefore did not earn a bonus for that year. However, on September 28, 2005, the Compensation Committee of the Board of Directors awarded discretionary bonuses to Messrs. McClelland, Schmitz, and Aitken in the amounts of $75,000, $50,000 and $20,000, respectively, to recognize contributions made by those individuals during fiscal 2005. These amounts are included in the FY 2006 bonuses shown in the table above.

(2)	The amounts included in these columns reflect the value of restricted stock and option awards that were recognized as an expense for financial statement reporting purposes in each of the fiscal years 2005 through 2007 calculated pursuant to Statement of Financial Accounting Standards (“FAS”) 123R, “Share-Based Payment,” excluding, however, any estimate of forfeitures. Accordingly, the columns include amounts relating to awards granted during and prior to fiscal year 2007. All such expense is recognized over the five-year vesting period. See Note 1 “Stock-based compensation” and Note 10 of the Notes to Consolidated Financial Statements for the weighted-average assumptions used for grants during each of the three years ending July 31, 2007.

Restricted common stock was granted to Messrs. McClelland and Schmitz on September 20, 2006 at the then current market price of $22.23 per share, totaling $41,988 and $19,340, respectively, as additional bonuses for 2006 for exceeding the annual financial goals set at the beginning of the year. Similar grants were made to Messrs. McClelland and Schmitz and other of the named officers on September 19, 2007 totaling 9,304 shares at the then current market price of $25.82 per share totaling $240,230. All restrictions expire at the rate of 20% annually for five years.

(3)	Mr. McClelland received $16,751, $14,394 and $14,142 in 2007, 2006 and 2005, respectively, for an auto allowance and Company paid auto insurance as well as $6,274, $6,158 and $5,710 in 2007, 2006 and 2005, respectively, for Company paid health and dental insurance and $7,319, $7,019 and $6,346 in 2007, 2006 and 2005,

respectively, for Company paid government pension contributions. Certain of Mr. McClelland’s salary, bonus and other compensation payments were paid in Canadian dollars and were translated into U.S. dollars at the appropriate exchange rates in effect at the payment dates.

(4)	Mr. Schmitz received benefits totaling $12,988, $12,988 and $12,535 in 2007, 2006 and 2005, respectively, for Company paid health and dental insurance premiums.

(5)	Mr. Levy joined the Company as Chief Operating Officer on July 9, 2007.

(6)	Mr. Aitken received $13,889, $13,770 and $11,719 in 2007, 2006 and 2005, respectively, for an auto allowance and Company paid auto insurance as well as $3,173, $3,057 and $2,724 in 2007, 2006 and 2005, respectively, for Company paid health and dental insurance premiums and $8,270, $6,952 and $6,033 in 2007, 2006 and 2005, respectively, for Company paid government pension contributions. Mr. Aitken’s salary, bonus and other compensation payments were paid in Canadian dollars and were translated into U.S. dollars at the appropriate exchange rates in effect at the payment dates.

(7)	Ms. Taylor received $11,815 in fiscal year 2007 and $9,600 in each of the years FY 2006 and 2005 as an auto allowance as well as $3,101, $3,101 and $2,987 in 2007, 2006 and 2005, respectively, for Company paid health and dental insurance premiums.

(8)	Mr. Hicks joined the Company as Controller on July 5, 2005.
     On October 24, 2007, the Board of Directors granted stock options to 22 employees to purchase 167,000 shares of Dynamex common stock at $29.22 per share. Options for 25,000, 20,000, 15,000, 15,000, 15,000 and 6,000 were awarded to Mr. McClelland, Mr. Schmitz, Mr. Levy, Mr. Aitken, Ms. Taylor and Mr. Hicks, respectively. Each option had a grant date fair value of $29.22 per share.
Nonqualified Deferred Compensation
     The following table sets forth the nonqualified deferred compensation amounts withheld from certain named executives and paid by the Company into the plan for the account of the officer during 2007, the earnings thereon and the accumulated account balances at July 31, 2007,
Nonqualified Deferred Compensation Plan

Aggregate
	Executive	Registrant		Withdrawals/	Aggregate
	Contributions	Contributions	Aggregate	Distributions	Balance at
	in 2007	in 2007	Earnings in	in 2007	July 31,2007
Name	($)	($)	2007 ($)	($)	($)

Ray E. Schmitz	149,024	—	63,898	—	542,972
Employment and Consulting Agreements
     The Company has entered into an employment agreement with Mr. McClelland which provides for the payment of a base salary in the annual amount of $525,000, participation in an executive bonus plan, an auto allowance of Cdn $1,500 per month and participation in other employee benefit plans. Unless terminated earlier, the employment agreement shall continue until November 30, 2008, upon which date such agreement will be automatically extended for successive one-year renewal terms unless notice is given upon the terms provided in such agreement. Additionally, upon a sale or transfer of substantially all of the assets of the Company or certain other events that constitute a change of control of the Company, including the acquisition by a shareholder of securities representing 51% of the votes that may be cast for director elections, the Company shall continue to pay Mr. McClelland the compensation set forth in such agreement for the greater of two years from the date of such change of control or the remainder of the agreement term. During the term of the employment agreement and pursuant to such agreement, Mr. McClelland shall be a member of the Board of Directors of the Company.

     Mr. Schmitz and Ms. Taylor have executed retention agreements with the Company that provide certain benefits in the event their employment is terminated subsequent to a change in control of the Company, as defined in the retention agreements. Mr. Schmitz’ retention agreement provides that if he is terminated, or if he elects to terminate employment under certain circumstances, he shall be entitled to a lump-sum payment of two times the sum of his base salary and target bonus, an 18 month continuation of his employee benefits, and reimbursement of certain legal fees, expenses, and any excise taxes. Ms. Taylor’s retention agreement provides that if she is terminated, or if she elects to terminate employment under certain circumstances, she shall be entitled to a lump-sum payment of the sum of her annual base salary and target bonus for one year, a 12 month continuation of her employee benefits, and reimbursement of certain legal fees, expenses, and any excise taxes.
Grants of Plan-Based Awards During Fiscal Year 2007
     The following table sets forth information regarding grants of plan-based awards made to the named executive officers during the fiscal year ended July 31, 2007.

					All Other
					Option			Grant Date
					Awards;	Exercise or		Fair Value of
				Grant Date	Number of	Base Price of	Closing	Stock and
			Restricted	Fair Value	Securities	Option	Market Price	Option
	Type of	Grant	Stock	Per Share	Underlying	Awards	on Grant	Awards ($)
Name	Plan/Award	Date	Awards	($/Sh)	Options	($/Sh) (1)	Date ($/Sh)	(2)
Richard K.	Stock Option	9/27/06			25,000	21.34	21.34	294,292
McClelland	Stock Grant	9/20/06	1,889	22.23				41,992

Ray E.	Stock Option	9/27/06			20,000	21.34	21.34	235,434
Schmitz		9/20/06	870	22.23				19,340

Maurice	Stock Option	7/9/07			7,500	25.69	25.69	108,988
Levy

James R.	Stock Option	9/27/06			15,000	21.34	21.34	176,575
Aitken

Catherine	Stock Option	9/27/06			15,000	21.34	21.34	176,575
J. Taylor

Samuel	Stock Option	9/27/06			5,000	21.34	21.34	58,858
T. Hicks

(1)	The exercise price of the options granted to the individuals shown above was equal to the closing price of Dynamex Inc.’s common stock on the date of grant.

(2)	Represents the full grant date fair value of each equity-based award, computed in accordance with FAS 123R.

Outstanding Equity Awards at End of Fiscal Year 2007
     The following table sets forth for each named executive officer certain information about unexercised stock options to purchase shares of the Company’s Common Stock and unvested shares of restricted stock held by them at July 31, 2007:
Outstanding Equity Awards at Fiscal Year End July 31, 2007

	Option Awards					Stock Awards
		Number of	Number of			Number of	Market Value
		Securities	Securities			Shares of	of Shares of
	Option or	Underlying	Underlying			Restricted	Restricted
	Restricted	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Stock Grant	Options (#)	Options (#)	Exercise Price	Expiration	Have Not	Have Not
Name	Date	Exercisable	Unexercisable	($/Sh)	Date	Vested (#)	Vested ($)
Richard K.	06/03/98	15,000	—	11.88	06/03/08
McClelland	06/18/02	6,000	—	2.30	06/18/12
	06/22/04	21,000	14,000	13.99	06/22/14
	10/24/05	3,500	14,000	16.50	10/24/15
	09/27/06		25,000	21.34	09/27/16
	09/20/06					1,889	45,374

		45,500	53,000			1,889

Ray E.	06/18/02	20,000	0	2.30	06/18/12
Schmitz	06/22/04	13,200	8,800	13.99	06/22/14
	10/24/05	3,000	12,000	16.50	10/24/15
	09/27/06	—	20,000	21.34	09/27/16
	09/20/06					870	20,897

		36,200	40,800			870

Maurice	07/09/07	—	7,500	25.69	07/09/12

Levy

James R.	06/18/02	4,000	—	2.30	06/18/12
Aitken	06/22/04	3,800	7,600	13.99	06/22/14
	10/24/05	0	8,000	16.50	10/24/15
	09/27/06	—	15,000	21.34	09/27/16

		7,800	30,600

Catherine	06/18/02	20,000	—	2.30	06/18/12
J. Taylor	06/22/04	11,400	7,600	13.99	06/22/14
	10/24/05	2,000	8,000	16.50	10/24/15
	09/27/06	—	15,000	21.34	09/27/16

		33,400	30,600

Samuel	10/24/05	1,500	6,000	16.50	10/24/15
T. Hicks	09/27/06	—	5,000	21.34	09/27/16

		1,500	11,000

     The stock option awards and the restricted stock awards vest at the rate of 20% for each full year the option or stock award is outstanding.

Stock Option Exercises And Stock Awards Vested
     The following table sets forth certain information concerning the values realized upon exercise of options or vesting of restricted stock during the year ended July 31, 2007.
Stock Option Exercises and Stock Awards Vested During Fiscal Year 2007

	Stock Option Exercises		Stock Awards Vested
	Number of
	Shares	Value	Number of	Value
	Acquired	Realized	Shares	Realized
	on	on	Acquired	on
	Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
Richard K. McClelland	50,000	656,750	—	—
Jim Aitken	19,400	353,594	—	—
Catherine J. Taylor	14,000	340,368	—	—
Equity Compensation Plan Information
     The following table sets forth information concerning the shares of Common Stock that may be issued, upon exercise of options or the grant of restricted stock awards, to all directors and eligible employees, including officers at July 31, 2007.

	Number of securities to be		Number of securities
	issued upon exercise of	Weighted-average exercise	remaining available for future
	outstanding options,	price of outstanding	issuance under equity
Plan category	warrants and rights	options, warrants and rights	compensation plans (1)
Equity compensation plans approved by security holders	485,050	$15.47	350,947
Equity compensation plans not approved by security holders	—	—	—

Total	485,050	$15.47	350,947

(1)	Includes 80,500 shares reserved for future issuance to non-employee directors.

Section 16(a) Beneficial Ownership Reporting Compliance
     Under the securities laws of the United States, the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock, are required to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulation to furnish the Company with copies of all such reports.
     To the Company’s knowledge, based solely on its review of the copies of such reports and amendments thereto furnished to the Company, the Company believes that during the Company’s fiscal year ended July 31, 2007, all Section 16(a) filing requirements applicable to the Company’s officers, directors, and ten percent shareholders were met.

Beneficial Ownership of Common Stock
     The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of October 31, 2007 for (i) each person known by the Company to own beneficially more than 5% of the common stock, (ii) each director, (iii) each Named Executive and (iv) all directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.

	Shares Beneficially Owned
Name of Beneficial Owner	Number (1)	Percent
Directors and executive officers:
Richard K. McClelland	25,376	*
James R. Aitken	14,305	*
Samuel T. Hicks	4,000	*
Brian J. Hughes	6,000	*
Wayne Kern	34,460	*
Bruce E. Ranck	36,000	*
Ray E. Schmitz	53,374	*
Stephen P. Smiley	14,160	*
Catherine J. Taylor	38,400	*

All directors and executive officers as a group	226,075	2.18%

5% shareholders:
Thomas F. Frist III (2)	1,044,000	10.06%
3100 West End Ave., Ste 500 Nashville, TN 37203
AMVESCAP PLC (3)	941,221	9.07%
30 Finsbury Square London EC2A 1AG England
Wells Capital Management Inc. (4)	785,911	7.57%
275 Madison Ave., Ste 418 New York, NY 10016
Timothy E. Moriarty (5)	673,944	6.49%
150 Broadway - Suite 1915 New York, NY 10038
Pequot Capital Management Inc. (6)	628,900	6.06%
500 Nyala Farm Road Westport, CT 06880
Dalton, Greiner, Hartman, Maher & Co., LLC (7)	614,581	5.92%
565 5th Avenue, Suite 2101 New York, NY 10017
Akre Capital Management, LLC (8)	594,810	5.73%
2 West Marshall Street Post Office Box 998 Middleburg, VA 20118-0998
Friedman, Billings, Ramsey Group, Inc. (9)	586,910	5.65%
1001 19th Street North Arlington, VA 22209

*	Indicates less than 1%.

(1)	Includes shares issuable upon the exercise of stock options outstanding and fully vested on or within 60 days after October 31, 2007, as follows: Mr. McClelland — 12,000; Mr. Aitken — 12,800; Mr. Hicks — 4,000; Mr. Hughes — 6,000; Mr. Kern — 11,000; Mr. Ranck — 16,000; Mr. Schmitz — 43,200; Mr. Smiley — 11,000 and Ms. Taylor — 38,400.
(2)	Based on information as of June 20, 2007 as reported on Schedule 13G by Thomas F. Frist III.
(3)	Based on information as of September 30, 2007 as reported on Schedule 13F by AMVESCAP PLC.
(4)	Based on information as of September 30, 2007 as reported on Schedule 13F by Wells Capital Management Inc.
(5)	Based on information as of August 9, 2007 as reported on Schedule 13D by Timothy E. Moriarty.
(6)	Based on information as of September 30, 2007 as reported on Schedule 13F by Pequot Capital Management Inc.
(7)	Based on information as of September 30, 2007 as reported on Schedule 13F by Dalton, Greiner, Hartman, Maher & Co.
(8)	Based on information as of September 30, 2007 as reported on Schedule 13F by Akre Capital Management, LLC
(9)	Based on information as of September 11, 2007 as reported on Schedule 13G by Friedman, Billings, Ramsey Group, Inc.
OTHER MATTERS
Miscellaneous
     The Board of Directors knows of no other matters that are likely to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote on such matters in accordance with their best judgment.
Shareholder Proposals for 2009 Annual Meeting
     Any shareholder proposal to be presented for action at the 2009 Annual Meeting of Shareholders must be received at the Company’s principal executive offices no later than July 31, 2008, for inclusion in the proxy statement and form of proxy relating to the 2009 annual meeting.
Solicitation of Proxies
     The solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost thereof will be borne by the Company. The Company will also reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock of the Company. In addition, officers and employees of the Company (none of whom will receive any compensation therefore in addition to their regular compensation) may solicit proxies. The solicitation will be made by mail and, in addition, may be made by email, telegrams, personal interviews, or telephone.

Dated: November 27, 2007	By Order of the Board of Directors
/s/ Wayne Kern
Wayne Kern
Secretary

DYNAMEX INC.
2008 EQUITY COMPENSATION PLAN
     The purpose of the Dynamex Inc. 2008 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Dynamex Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.
     The Plan shall become effective on January 9, 2008, assuming approval by the Company’s stockholders on such date.
     1. Administration
     (a) Committee. The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors (the “Committee”). The Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations and may be “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). References in the Plan to the “Committee” shall be deemed to include the Board, with respect to ratification or approval of grants made to Non-Employee Directors.
     (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.
     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2. Grants
     Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), restricted stock as described in Section 6 (Restricted Stock”), stock appreciation rights as described in Section 7 (“SARs”), and performance units as described in Section 8 (“Performance Units”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Grant Instrument”) or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.
     3. Shares Subject to the Plan
     (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 1,200,000 shares, the maximum number of shares of Company Stock that may be delivered pursuant to Incentive Stock Options is 120,000 shares; and the maximum number of shares of Company Stock which may be represented by Grants of Restricted Stock, SARs and Performance Units, as described in Sections 6, 7 and 8 of the Plan, shall not exceed 600,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 100,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock or Performance Units are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.
     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.
     4. Eligibility for Participation
     (a) Eligible Persons. All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”), shall be eligible to participate in the Plan. Consultants and advisors who perform services to the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.
     (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees”. In no event shall Options be granted to any Grantee in substitution for, or upon cancellation of, previously granted Options to purchase Company Stock, or shall similar action be taken to effect the “repricing” of previously granted Options.
     5. Granting of Options
     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.
     (b) Type of Option and Price.
          (i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.
          (ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee but in all cases shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

          (iii) So long as the Company Stock is publicly traded, Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.
     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.
     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
     (e) Termination of Employment, Disability or Death.
     (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a “disability” or death, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date. Notwithstanding the foregoing provisions of this Section, in the event a Grant issued under the Plan is subject to Section 409A of the Code, then, to the extent necessary to comply with the requirements of Section 409A of the Code, a Grantee shall be considered to cease employment with the Company for any reason other than a disability or death, provided that such employment shall cease in accordance with the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
          (ii) In the event the Grantee ceases to be employed by the Company because the Grantee is “disabled”, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the

Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.
          (iii) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.
          (iv) For purposes of this Section 5(e) and Sections 6, 7 and 8:
     (A) The term “Company” shall mean the Company and its parent and subsidiary corporations.
     (B) “Employed by the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.
     (C) “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code. Notwithstanding the foregoing provisions of this Section 5(e)(iv)(C), in the event a Grant issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “disability” for purposes of such Grant shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
          (v) Notwithstanding anything to the contrary in this Plan, (i) if upon the date of a Grantee’s termination of employment with the Company, the Grantee is a “specified employee” within the meaning of Section 409A of the Code, and the delay of any amounts otherwise payable under this Plan as a result of the Grantee’s termination of employment is necessary in order to prevent any accelerated or additional tax to Grantee under Section 409A of the Code, then the Company will delay the payment of any such amounts hereunder until the date that is six (6) months following the date of Grantee’s termination of employment with the Company at which time any such delayed amounts will be paid to Grantee in a single lump sum.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option in cash or by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 10) at the time of exercise.
     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).
     6. Restricted Stock Grants
     The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:
     (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
     (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.
     (c) Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 11(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.
     (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall not have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.
     (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.
     7. Stock Appreciation Rights
     (a) General Requirements. The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Key Advisor. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.
     (b) Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e).
     (c) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which (i) the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds (ii) the base amount of the SAR as described in Subsection (a).
     (d) Form of Payment. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

     8. Performance Units
     (a) General Requirements. The Committee may grant performance units (“Performance Units”) to an Employee or Key Advisor. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.
     (b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Units (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.
     (c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.
     (d) Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
     9. Qualified Performance-Based Compensation.
     (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units or Restricted Stock granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Section 9 shall apply to Grants of Performance Units and Restricted Stock that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.
     (b) Performance Goals. When Performance Units or Restricted Stock that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and Section

162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.
     (c) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.
     (d) Maximum Payment. If Restricted Stock or Performance Units, measured with respect to the fair market value of Company Stock, are granted, not more than 50,000 shares of Company Stock may be granted to an Employee under the Performance Units or Restricted Stock for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to an Employee with respect to a Performance Period is $500,000.
     (e) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Stock or Performance Units for the Performance Period shall be forfeited.
     10. Withholding of Taxes
     (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

     (f) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to an Option, SAR, Restricted Stock or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s applicable marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.
     11. Transferability of Grants
     (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
     12. Change of Control of the Company
     As used herein, a “Change of Control” shall be deemed to have occurred if:
     (a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 51% or more of the voting power of the then outstanding securities of the Company; or
     (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 51% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.
Notwithstanding the foregoing provisions of this Section 12, in the event a Grant issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change of Control” for purposes of such Grant shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
     13. Consequences of a Change of Control
     (a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse, and (iv) Grantees holding Performance Units shall receive a payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Grantee’s target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.
     (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.
     (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     14. Amendment and Termination of the Plan
     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by Sections 162(m), 421 and 422 of the Code.
     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.
     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be amended by agreement of the Company and the Grantee consistent with the Plan.
     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     15. Funding of the Plan
     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.
     16. Rights of Participants
     Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.
     17. No Fractional Shares
     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
     18. Miscellaneous
     (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.
     (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.
     (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of State of Delaware.
     19. Section 409A.
     To the extent this Plan provides for nonqualified deferred compensation, it is intended to satisfy the provisions of Section 409A of the Code and related regulations and Treasury pronouncements. If any provision herein results in the imposition of an excise tax on any Grantee under Section 409A of the Code, any such provision will be reformed to avoid any such imposition in such manner as the Committee determines is appropriate to comply with Section 409A of the Code.

.NNNNNNNNNNNNDYNAMEX INC.NNNNNNNNNNNNNNN C123456789 000004000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 extMR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting InstructionsADD 2ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week!ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARELOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, onJanuary 07, 2007. Vote by Internet· Log on to the Internet and go to www.investorvote.com · Follow the steps outlined on the secured website.Vote by telephone· Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 — 3.1. Election of Directors: For Withhold For Withhold For Withhold +01 — Richard K. McClelland 02 — Brian J. Hughes03 — Wayne Kern 04 — Bruce E. Ranck 05 — Stephen P. SmileyFor Against Abstain For Against Abstain2. TO APPROVE THE ADOPTION OF THE COMPANY’S 2008 3. RATIFICATION OF APPOINTMENT OF INDEPENDENTEQUITY COMPENSATION PLAN AUDITORSIN THE DISCRETION OF THE PROXY, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.B Non-Voting ItemsChange of Address — Please print new address below.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDNNNNNNN5 2 A V 0 1 5 6 3 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +<STOCK#> 00T67B

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3Proxy — DYNAMEX INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Dynamex Inc. (the “Company”) to be held on January 8, 2008, at 10:00 a.m., Central Daylight Time, and the Proxy Statement in connection therewith, and (b) appoints Richard K. McClelland and Ray E. Schmitz, or either of them, his proxy, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as stated on the reverse. THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.IMPORTANT: SIGN ON OTHER SIDE